Exhibit 99.1

Bespoke Extracts, Inc. Announces Financial Results and Strategic Rebranding for the First Quarter Ended March 31, 2025

Aurora, CO – June 30, 2025 – Bespoke Extracts, Inc. (OTCQB: BSPK), a Colorado based company focused on operating in the regulated cannabis markets in the United States, today announced its financial results for the first quarter ended March 31, 2025, and highlighted the successful rebranding of its product offerings under The Joint Company.

Financial Highlights for Q1 2025:

●	Revenue Growth: Sales increased to $263,159, up 1.0% from $260,428 in Q1 2024, fueled by strong direct sales of branded pre-rolled joints and expanded joint production services for licensed dispensaries in Colorado.

●	Improved Gross Profit: Gross profit rose to $110,779 from $102,581 in Q1 2024, driven by enhanced production efficiencies in pre-rolled joints, though partially offset by higher packaging and testing costs for new product launches.

●	Reduced Operating Expenses: Operating expenses fell to $356,117 from $405,384 in Q1 2024, reflecting lower stock-based compensation, reduced salaries, and decreased professional fees.

●	Reduced Net Loss: Net loss decreased to $260,521, from $314,118 in Q1 2024.

Strategic Rebranding and Product Expansion under The Joint Company (TJC)

In Q1 2025, Bespoke Extracts successfully rebranded as The Joint Company (TJC), a pivotal step in its growth strategy. TJC scaled its white-label processing business and launched two new branded products, Doobskis and Dutch Blunts, which have gained significant traction in Colorado’s regulated cannabis market. The Fresh Joint product line continues to increase product revenue, primarily through growth in multi-packs.

Operational Highlights:

●	Through its subsidiary, Bespoke Extracts Colorado, LLC, the Company operates a marijuana-infused products manufacturing facility in Aurora, selling its products and services to licensed dispensaries in Colorado.

●	Achieved cost efficiencies in raw materials, packaging, and labor, boosting gross margins despite increased marketing and sampling costs for new product launches.

●	Daily pre-roll production increased by 32% compared to Q1 2024, enhancing TJC’s ability to offer competitive processing services and lower priced products in Colorado.

●	The Company is exploring expansion of TJC into other state-regulated cannabis markets, leveraging its successful Colorado operations experience to pursue new growth opportunities.

●	Management is focused on expanding market share and optimizing operations for sustainable, long-term growth.

Management Commentary:

Michael Feinsod, CEO of Bespoke Extracts, stated: “Q1 2025 marked a transformative period for Bespoke Extracts as we rebranded to The Joint Company and introduced Doobskis and Dutch Blunts. These initiatives, combined with enhanced third-party processing capabilities, have significantly strengthened our market position and revenue potential. Despite an 8.8% contraction in Colorado’s regulated cannabis market during the quarter ending March 31, 2025 compared to Q1 2024, we achieved year-over-year growth. Our improved manufacturing processes are delivering strong results, and we expect continued gross margin improvements as we scale. We remain committed to disciplined financial management and strategic expansion in the regulated cannabis market.”

Fiscal Q2 2025 Outlook:

●	Revenue Growth: Based on preliminary Q2 2025 sales data, we have seen significant sales traction in our new product lines during the second quarter. The Company projects revenue exceeding $385,000 for the quarter ending June 30, 2025, compared to $278,163 in the quarter ended June 30, 2024, driven by continued growth of FreshJoints , strong demand for Doobskis and Dutch Blunts and expanded third-party processing services.

●	Operational Efficiencies: Continued improvements in manufacturing processes are expected to support higher production volumes and consistent product quality.

●	Gross Margin Improvement: Enhanced production efficiencies and cost management in raw materials, packaging, and labor are projected to drive higher gross margins, despite increased marketing investments for new product launches.

Balance Sheet

Condensed Consolidated Balance Sheets

(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash	$30,365	$60,305
Accounts receivable, net	36,757	57,276
Prepaid Expense	17,094	15,150
Inventory, net	38,904	32,526
Total current assets	123,120	165,257

Furniture and equipment	29,557	31,342
License	10,000	10,000
Right of Use Asset	73,448	140,489
Deposits	12,000	12,000
Total assets	$248,125	$359,088

Liabilities and Stockholders’ (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$1,123,600	$958,276
Note payable	13,000	20,000
Advances – related party	66,872	66,872
Operating lease liability	38,063	73,523
Total current liabilities	1,241,535	1,118,671

Long-Term Liabilities
Notes Payable – secured (net of discount )	286,945	241,351
Notes Payable	169,000	169,000
Note Payable – related party	849,500	849,500
Long-Term Operating Lease Liability	35,345	72,504
Total liabilities	2,582,325	2,451,026

Shareholders’ Deficit
Series C Convertible Preferred Stock, 1 share issued and outstanding as of March 31,2025 and December 31, 2024	-	-
Common stock, $0.001 par value: 3,000,000,000 authorized: 11,153,220 issued and outstanding as of March 31, 2025 and December 31, 2024	11,151	11,151
Additional paid-in capital	24,319,286	24,301,027
Accumulated deficit	(26,664,637)	(26,404,116)
Total stockholders’ deficit	(2,334,200)	(2,091,938)
Total liabilities and shareholders’ deficit	248,125	359,088

Condensed Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended March 31,
	March 31, 2025	March 31, 2024
Sales	$263,159	$260,428
Cost of products sold	152,380	157,847
Gross Profit	110,779	102,581

Operating expenses:
Selling, general and administrative expenses	313,153	347,859
Professional fees	42,964	57,525
Total operating expenses	356,117	405,384

Loss from Operations	(245,338)	(302,803)

Other income/(expenses)
Interest expense	(15,183)	(11,315)
Total other (expense)/income	(15,183)	(11,315)

Loss before income tax	(260,521)	(314,118)
Provision for income tax
Net Loss	$(260,521)	$(314,118)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	11,153,220	10,168,220

NET LOSS PER COMMON SHARE OUTSTANDING
Basic and Diluted	$(0.02)	$(0.03)

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including, without limitation, those set forth in the Company’s latest Form 10-K, filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

About Bespoke Extracts, Inc.:

Bespoke Extracts, Inc. is a Nevada corporation operating in the regulated cannabis markets in the United States. Through its wholly-owned subsidiary, Bespoke Extracts Colorado, LLC, the Company operates a marijuana-infused products manufacturing facility in Aurora, Colorado, focusing on delivering high-quality products to licensed dispensaries under its rebranded portfolio, The Joint Company.

Contact:

Bespoke Extracts, Inc.

Email: info@bespokeextracts.com

Website: www.bespokeextracts.com

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Note: The financial data in this press release is derived from the Company’s unaudited consolidated financial statements included in its Form 10-Q for the quarter ended March 31, 2025, filed with the SEC. Forward-looking revenue projections and expansion plans are based on management’s current expectations and are subject to change.

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